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                                                                   EXHIBIT 10.46

                                FIRST AMENDMENT
                                      TO
                             EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment"), dated as of November ___, 1998, is made and entered into by and among New Century Financial Corporation, a Delaware corporation (the "Company"), and ________ (the "Executive").

                                R E C I T A L S

          WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, effective as of June 1, 1997 (the "Agreement"); and

          WHEREAS, the Company and the Executive desire to amend the Agreement to extend the term of employment of the Executive under the Agreement;

          NOW, THEREFORE, the parties agree as follows:

          1.   Term.  Section 1.2 (a) of the Agreement shall be amended to read
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in its entirety as follows:

               "(a)  December 31, 2002,".

          2.   No Waiver.  No provision of this First Amendment may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this First Amendment to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          3.   Governing Law.  This First Amendment shall be governed by and
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construed in accordance with the laws of the State of California.

          4.   Counterparts. This First Amendment may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          5.   Legal Fees and Expenses. Should any party institute any action or
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proceeding to enforce this First Amendment or any provision hereof, or for damages by reason of any alleged breach of this First Amendment or any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

          6.   Assignment.  This First Amendment and the rights, duties and
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obligations hereunder may not be assigned or delegated by any party without the prior written consent of the
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other party and any such attempted assignment and delegation shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this First Amendment and the Agreement in accordance with Section 5.1 of the Agreement.

          7.   Arbitration.  Any controversy, dispute, claim or other matter in
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question arising out of or relating to this First Amendment shall be settled pursuant to the arbitration provision in Section 6.9 of the Agreement.

          8.   Future Amendments.  The Company and the Executive acknowledge and
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agree that they intend to amend and/or restate the Agreement after the date hereof; provided that any amendment to or restatement of the Agreement after the date hereof shall be subject to the approval of the Compensation Committee of the Board of Directors of the Company; provided, further that the nonsolicit and noncompete provisions of the Agreement shall not be amended or restated without the consent of U.S. Bancorp, a Delaware corporation ("USB"), but only if such consent is required pursuant to Section 7.1(i) of that certain Preferred Stock Purchase Agreement, dated as of October 18, 1998, between the Company and USB.

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          IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.

NEW CENTURY FINANCIAL CORPORATION    [NAME OF EXECUTIVE]

By:_______________________           ____________________________
Name:_____________________
Title:____________________

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